Exhibit 99.2

SYNAPTICS INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 19, 2019, Synaptics Incorporated (“Synaptics”) announced that it had entered into an Asset Purchase Agreement (the “Purchase Agreement”) providing for the sale of the assets of the Company’s Asia-based, single-chip LCD Touch Controller and Display Driver Integration product line for LCD mobile displays (the “Business”). At the time of the announcement, we determined that the Business met the held for sale criteria, as prescribed by the Financial Accounting Standards Board ASC 360-10-45-9, but did not meet the criteria to qualify as a discontinued operation. As such, the assets of the Business were presented as “Current Assets held for sale” and “Non-current assets held for sale” in our condensed consolidated balance sheet as of December 28, 2019, as filed with the Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on February 6, 2020.

On April 16, 2020, we completed the disposition of the Business (“Closing Date”). The disposition constituted a disposition of a significant amount of assets for purposes of Item 2.01 of the SEC’s Current Report on Form 8-K. As a result, we prepared the accompanying unaudited pro forma condensed combined financial statements in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma condensed combined balance sheet and statements of income are presented to give effect to the sale of the Business for (i) $120 million in cash, and (ii) the dollar value of specified Business inventory, at a purchase price of standard cost plus 5%, in cash (estimated to be $22 million as of December 28, 2019), as set forth in the Purchase Agreement. The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of income are hereafter collectedly referred to as the “Pro Forma Financial Statements.”

The Pro Forma Financial Statements should be read together with the historical financial statements and related notes, as follows:

•	accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•

unaudited historical condensed consolidated financial statements of Synaptics as of and for the six months ended December 28, 2019, included in Synaptics’ Quarterly Report on Form 10-Q filed with the SEC on February 6, 2020; and

•

audited historical consolidated financial statements of Synaptics as of and for the fiscal year ended June 29, 2019, included in Synaptics’ Annual Report on Form 10-K filed with the SEC on August 23, 2019.

The unaudited pro forma condensed combined balance sheet is presented as if the sale of the Business had occurred on December 28, 2019. The unaudited pro forma condensed combined statement of income reports the results of operations of Synaptics and the sale of the Business for the six months ended December 28, 2019, and the fiscal year ended June 29, 2019 as if the sale of the Business had occurred on July 1, 2018, the first day of our fiscal year ended June 29, 2019.

The pro forma information was prepared based on the historical consolidated financial statements of Synaptics after giving effect to the sale and applying the assumptions, allocations and adjustments described in the accompanying notes based on current information and expectations relating to the sale of the Business.

The Pro Forma Financial Statements have been prepared for illustrative purposes only and are not intended to represent or be indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had Synaptics sold the Business as of and for the respective periods presented. The adjustments to the Pro Forma Financial Statements are based on what we believe are reasonable under the circumstances. The pro forma adjustments are preliminary and have been made solely for the purpose of providing Pro Forma Financial Statements.

We have made significant assumptions and estimates in determining the cost of the inventory to be sold in the sale of the Business. These preliminary estimates and assumptions are subject to change as we finalize the inventory to be sold. The final determination of the value of inventory to be sold will likely differ from these preliminary estimates and the differences could be material.

SYNAPTICS INCORPORATED

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 28, 2019

(in millions)

	Historical Results	Pro Forma Adjustments		Pro Forma Results
ASSETS
Current Assets:
Cash and cash equivalents	$424.8	$142.1	(a)	$566.9
Accounts receivable, net	246.4			246.4
Inventories	82.1			82.1
Current assets held for sale	21.0	(21.0	)(b)	—
Prepaid expenses and other current assets	16.5			16.5

Total current assets	790.8	121.1		911.9
Property and equipment at cost, net	87.7			87.7
Non-current assets held for sale	16.1	(16.1	)(c)	—
Goodwill	362.8			362.8
Acquired intangibles, net	115.5			115.5
Non-current other assets	84.3			84.3

Total assets	$1,457.2	$105.0		$1,562.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$88.9	0.1	(d)	$89.0
Accrued compensation	45.5			45.5
Income taxes payable	17.5			17.5
Other accrued liabilities	87.6			87.6

Total current liabilities	239.5	0.1		239.6
Converible notes, net	477.4			477.4
Deferred tax liabilities	—			—
Other long-term liabilities	49.0			49.0

Total liabilities	765.9	0.1		766.0
Stockholders’ Equity:
Common stock	0.1			0.1
Additional paid-in capital	1,294.2			1,294.2
Treasury stock	(1,209.4)			(1,209.4)
Accumulated other comprehensive income	—			—
Retained earnings	606.4	104.9	(e)	711.3

Total stockholders’ equity	691.3	104.9		796.2

Total liabilities and stockholders’ equity	$1,457.2	$105.0		$1,562.2

See notes to unaudited pro forma condensed combined financial statements

SYNAPTICS INCORPORATED

Unaudited Pro Forma Condensed Combined Statement of Income

For the six months ended December 28, 2019

(in millions, except per share amounts)

	Historical Results	Pro Forma Adjustments (f)	Pro Forma Results
Net revenue	$728.2	$(131.50)	$596.7
Cost of revenue	442.7	(89.4)	353.3

Gross margin	285.5	(42.1)	243.4

Operating expenses:
Research and development	163.0	(11.9)	151.1
Selling, general, and administrative	59.0	(11.8)	47.2
Acquired intangibles amortization	5.9		5.9
Restructuring costs	19.9		19.9

Total operating expenses	247.8	(23.7)	224.1

Operating income	37.7	(18.4)	19.3
Interest and other expense, net	(5.9)		(5.9)

Income/(loss) before provision for income taxes and equity investment loss and equity investment loss	31.8	(18.4)	13.4
Provision for income taxes	7.1	(4.9)	2.2
Equity investment loss	(0.9)		(0.9)

Net income	$23.8	$(13.5)	$10.3

Net income per share:
Basic	$0.72		$0.31

Diluted	$0.70		$0.30

Shares used in computing net income per share:
Basic	33.2		33.2

Diluted	34.1		34.1

See notes to unaudited pro forma condensed combined financial statements

SYNAPTICS INCORPORATED

Unaudited Pro Forma Condensed Combined Statement of Operations

For the fiscal year ended June 29, 2019

(in millions, except per share amounts)

	Historical Results	Pro Forma Adjustments (f)	Pro Forma Results
Net revenue	$1,472.2	$(322.80)	$1,149.4
Cost of revenue	975.1	(250.8)	724.3

Gross margin	497.1	(72.0)	425.1

Operating expenses:
Research and development	342.7	(46.9)	295.8
Selling, general, and administrative	131.3	(27.7)	103.6
Acquired intangibles amortization	11.7		11.7
Restructuring costs	17.7		17.7

Total operating expenses	503.4	(74.6)	428.8

Operating income	(6.3)	2.6	(3.7)
Interest and other expense, net	(14.5)		(14.5)

Income/(loss) before provision for income taxes and equity investment loss. and equity investment loss	(20.8)	2.6	(18.2)
Provision for income taxes	0.3	(0.8)	(0.5)
Equity investment loss	(1.8)		(1.8)

Net income/(loss)	$(22.9)	$3.4	$(19.5)

Net loss per share:
Basic	$(0.66)		$(0.56)

Diluted	$(0.66)		$(0.56)

Shares used in computing net loss per share:
Basic	34.6		34.6

Diluted	34.6		34.6

See notes to unaudited pro forma condensed combined financial statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 1. BASIS OF PRESENTATION AND SUMMARY OF DISPOSITION

On April 16, 2020, Synaptics Incorporated (“Synaptics”, or the “Company”) sold the assets of the Company’s Asia-based, single-chip LCD Touch Controller and Display Driver Integration product line for LCD mobile displays (the “Business”). The preliminary aggregate sales price of the Business was approximately $120.0 million in cash plus approximately $19.4 million of specified Business inventory, at a purchase price of standard cost plus 5%, in cash.

The values assigned to inventory are preliminary, are based on information available as of the date of these unaudited pro forma condensed combined financial statements and may be adjusted as further information becomes available from the buyer over the next 60 days after the Closing Date.

Disposition-related transaction costs (primarily legal fees) are accounted for as expenses in the periods in which the costs are incurred. These costs are not presented in the unaudited pro forma condensed combined statement of income because they will not have a continuing impact on the combined results. The unaudited pro forma condensed combined balance sheet and statements of operations are based upon the historical consolidated financial statements of Synaptics, which were included in its Annual Report on Form 10-K for the fiscal year ended June 29, 2019, and its Quarterly Report on Form 10-Q for the six months ended December 29, 2019, each previously filed with the Securities and Exchange Commission. The unaudited pro forma condensed combined balance sheet as of December 29, 2019 has been prepared by including the unaudited historical condensed consolidated balance sheet of Synaptics as of December 29, 2019, adjusted to reflect the pro forma effect as if the Business disposition had been consummated on that date. The interim unaudited pro forma condensed combined statement of operations for the six months ended December 29, 2019 and the unaudited pro forma condensed combined statement of operations for the year ended June 29, 2019 have been prepared by including the Company’s historical condensed consolidated statements of operations, adjusted to reflect the pro forma effect as if the Business disposition had been consummated on July 1, 2018.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The pro forma financial information has been compiled in a manner consistent with the accounting policies adopted by Synaptics.

NOTE 3. PRO FORMA ADJUSTMENTS

The pro forma adjustments reflect transactions that (a) are directly attributable to the Business disposition, (b) are factually supportable, (c) with respect to the statements of operations, have a continuing impact on consolidated results of operations, (d) and include estimated share based compensation allocated to the Business. The pro forma adjustments are based on available information and certain assumptions the Company believes are reasonable

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet and/or the unaudited pro forma condensed combined statement of operations:

(a)	Reflects adjustments to cash for the estimated net proceeds from the sale of the Business.

(b)	Reflects the elimination of the inventory recorded as current assets held for sale related to the sale of the Business.

(c)

Reflects the elimination of property and equipment of $6.1 million for the sale of the Business and an estimated $10.0 million of goodwill based on the relative fair value due to the sale of the Business.

(d)	Reflects the accrual of outside service provider fees related to the sale of the Business.

(e)	Reflects the effect on retained earnings related to the estimated gain on sale due to the sale of the Business.

(f)	Reflects the elimination of revenues, cost of revenue, direct expenses and taxes associated with the Business.